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                                                                    EXHIBIT 10.2

                                                                    Exhibit A
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                                   Agreement
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     THIS AGREEMENT dated as of March 30, 1998 is between New York Fast Ferry
Services, Inc., a corporation organized and existing under the laws of the State of New York, with its principal place of business at 311 E. Boston Post Road, Mamaroneck, New York ("Fast Ferry") and Prospect Fast Ferry, Inc. a corporation organized and existing under the laws of the State of Delaware with his principal place of business at 1 Willow Street, Highlands, New Jersey (the "Marina").

     WHEREAS, Fast Ferry and the Marina are desirous for Fast Ferry to operate a high-speed ferry service between the Marina's property located at 1 Willow Street, Highlands, New Jersey and a terminal located in the borough of Manhattan, New York, New York, on the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the material covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Definitions
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     The following terms shall have the following respective meanings for all purposes of this Agreement:

     "BRAVEST" shall mean the high-speed catamaran, 38 meter vessel Bravest
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(official number 1044083) registered in the name of Fast Ferry II Corp., a wholly-owned subsidiary of Fast Ferry.

     "Commencement Date" shall mean the date on which Ferry Services first
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commence under the terms of this agreement.

     "Facilities" shall mean each of the facilities identified in Sections 3 (a)
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(I) - (v) hereof.

     "Ferry Services" shall mean the service of transporting Passengers aboard
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the Vessel between the Sandy Hook Terminal and the Manhattan Terminal.

     "FINEST" shall mean the high-speed catamaran, 38 meter vessel Finest
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(official number 1044082) registered in the name of Fast Ferry I Corp., a wholly-owned subsidiary of Fast Ferry.

     "Manhattan Terminal" shall mean the Wall Street terminal located at Pier
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11, East River New York, New York or any other location selected by Fast Ferry which is suitable for the berthing of Passengers and is located within the borough of Manhattan, New York, New York.

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     "Passengers" shall mean any individual paying Fast Ferry a fee for Ferry
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Services and traveling in either direction aboard the Vessel between the Sandy
Hook Terminal and the Manhattan Terminal.

     "Passenger Trip" shall mean any one-way trip in either direction by a
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Passenger aboard the Vessel between the Sandy Hook Terminal and the Manhattan
Terminal.

     "Sandy Hook Terminal" shall mean the Marina's property located at 1 Willow
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Street, Highlands, New Jersey.

     "Term" shall mean the period from and including the Commencement Date up to
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and including the date which occurs five (5) years after the Commencement Date.

     "Vessel" shall mean either the Finest or the Bravest, or any other similar
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vessel acceptable to the Marina which is owned or operated by Fast Ferry, such acceptance not to be unreasonably withheld.

     Section 2.  Agreement
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     The Marina hereby agrees to provide Fast Ferry with access to the
Facilities and the exclusive right to operate Ferry Services between the Sandy Hook Terminal and any location in the borough of Manhattan, New York, New York, and Fast Ferry hereby agrees to provide Ferry Services between the Sandy Hook Terminal and the Manhattan Terminal, on the terms of this Agreement.

     Section 3.  Facilities
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     (a) The Marina shall construct, to the extent necessary, and provide Fast
Ferry with access to the following Facilities at least three (3) weeks prior to the Commencement Date:

          (i) landing facilities for the docking of, navigation of and safe, efficient and comfortable loading and unloading of passengers from the Vessel, which facilities shall include, but not be limited to, adequate ramps, docks, stairs, awnings, piles, dolphins, fendering, cleats and bollards as are reasonably necessary for the berthing of the Vessel;

          (ii) layover facilities suitable for the safe berthing and layover of a Vessel during all reasonable weather conditions and the bunkering of, and performance of light maintenance on a Vessel, which facilities shall be equipped with access to 208 v. 3 phase power and shall include, but not be limited to, adequate ramps, docks, stairs, awnings, piles, dolphins, fendering, cleats and bollards as are reasonably necessary for the berthing of a Vessel;

          (iii) adequate shop space and office space for Fast Ferry employees;

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          (iv) a suitable site (with electric power and phone lines) for a ticket booth and;

          (v) ample free parking, reserved for Passengers, with a capacity for up to a minimum of two hundred fifty (250) cars per day, which capacity shall be increased to three hundred (300) cars per day within sixty (60) days after the first calendar month during which the number of Passengers utilizing Ferry Services averages six hundred (600) or more Passengers per day, (excluding weekends and public holidays) or valet parking will be provided for 50 additional cars.

in each case, the suitability of the Facilities identified in this Section 3 (a) shall be determined in the sole discretion of Fast Ferry after considering input, if any, received from the Marina.

     (b) The Marina shall be responsible for maintaining the Facilities and ensuring that the Facilities remain suitable for the operation of Ferry Services during the Term.

     (c) If at any time, in the reasonable discretion of Fast Ferry after considering input, if any, received from the Marina, the Facilities are either unavailable or inadequate for the layover of the Vessel, until such time as Fast Ferry deems the Facilities to be available and adequate for the layover berthing of the Vessel, including but not limited to berthing fees, fuel and crewing costs shall be deducted from any fees payable to the Marina under Section 5 hereof.

     Section 4.  Ferry Services: Charters and Excursions
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     (a) Fast Ferry shall provide Ferry Services between the Sandy Hook terminal and the Manhattan Terminal consisting of a minimum of two (2) morning departures from the Sandy Hook Terminal and two (2) afternoon departures from the Manhattan Terminal. All such departures shall be daily Monday through Friday (excluding weekends and public holidays). Fast Ferry shall be entitled to offer additional Ferry Services between the Sandy Hook Terminal and the Manhattan Terminal at its sole discretion.

     (b) Fast Ferry may, at its reasonable discretion, conduct charters or excursions which originate from and terminate at the Sandy Hook Terminal.

     (c) Fast Ferry shall not be obligated to conduct ferry services on any day which:

          (i) Fast Ferry, in its reasonable discretion after considering input, if any, received from the Marina, determines that the Facilities are not suitable for the operation of Ferry Services;

          (ii) neither the Marina nor Fast Ferry possesses any permit, permission or approval which may be required by any local, state or other controlling authority for the operation of Ferry Services;

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          (iii) weather conditions are such that, in the sole discretion of Fast
          Ferry after considering input, if any, received from the Marina, it would be unsafe to conduct Ferry Services; or

          (iv) Fast Ferry is unable to conduct Ferry Services due to any of the reasons set forth in Section 10 (b) hereof.

     Section 5.  Payment of Fees
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     (a) On the tenth day of each calendar month during the Term and the first calendar month after the expiration of the Term, Fast Ferry shall pay the Marina a landing and layover fee equal to the sum of (i) $1.25 per Passenger Trip for every Passenger trip which occurred during the calendar month, up to a maximum of four hundred (400) Passenger Trips in any one (1) day, plus (ii) $1.50 per Passenger Trip for every Passenger Trip which occurred in excess of four hundred
(400) Passenger Trips during any one (1) day of the preceding month.

     (b) Fast Ferry shall pay the Marina ten percent (10%) of all gross passenger revenues earned by Fast Ferry for any charters or excursions where passengers load and unload at Sandy Hook Bay Marina.

     Section 6.  Representations and Warranties
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     (a) The Marina hereby makes the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Agreement:

          (i) that Prospect Fast Ferry Inc. shall have a valid lease for the property at 1 Willow Street, Highlands, New Jersey including the marina and ferry landing facility for the entire term of this agreement. Which lease shall give Prospect Fast Ferry the ability to meet all its obligations under this agreement and be provided to Fast Ferry upon request.

          (ii) this Agreement has been duly entered into and delivered by the Marina and constitutes the legal, valid and binding obligations of the Marina.

          (iii) the Marina has received prior to the date hereof, and has provided Fast Ferry with copies of all permits, permissions and approvals from local, state and any other applicable controlling authorities presently necessary to allow Fast Ferry to provide Ferry Services, as described herein, and shall obtain and provide Fast Ferry with copies of any additional permits, permissions or approvals which may from time to time be required during the Term to allow Fast Ferry to provide Ferry Services, as described herein.

     (b) Fast Ferry hereby makes the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Agreement:

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          (i) Fast Ferry is a corporation duly organized and validly existing in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement.

          (ii) this Agreement has been duly entered into and delivered by Fast Ferry and constitutes the legal, valid and binding obligations of Fast Ferry.

          (iii) Fast Ferry will obtain prior to the Commencement Date all permits, permissions and approvals from local, state and any other applicable controlling authorities presently necessary to allow Fast Ferry to land the Vessel at the Manhattan Terminal.

     Section 7.  Termination
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     (a) This Agreement shall terminate automatically upon the expiration of the
Term unless sooner terminated as set forth herein.

     (b) The Marina may terminate this Agreement upon the giving of at least ten
(10) days written notice after the occurrence of any of the following:

          (i) the failure of Fast Ferry to provide Ferry Services as required in
          Section 4 for a period of thirty (30) consecutive days at any time after the Commencement Date, which thirty (30) day period shall not include any days during which Fast Ferry Services was not obligated to perform hereunder; or

          (ii) the deliberate failure of Fast Ferry to perform its obligations hereunder for two separate periods of at least five (5) consecutive days each, during any twelve (12) month period.

     (c) Fast Ferry may terminate this Agreement upon the giving of at least ten
(10) days written notice after the occurrence of any of the following:

          (i) the failure of the Marina to provide any of the Facilities required in Section 3 prior to (April 30, 1998) or for a period of thirty (30) consecutive days at any time after the Commencement Date;

          (ii) the deliberate failure of the Marina to perform its obligations hereunder for two separate periods of at least five (5) consecutive days each during any twelve (12) month period;

          (iii) the failure of the Marina to possess any permit, permission or approval from any local, state, or other controlling authority necessary to allow Fast Ferry to conduct Ferry Services for a period of ten (10) days; or

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          (iv) the inability of Fast Ferry to acquire any permit, permission or approval from any local, state or other controlling authority necessary to land the vessel at the Manhattan Terminal.

     Section 8.  Indemnification
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     The Marina agrees to indemnify and hold harmless Fast Ferry, its shareholders agents, representatives, employees, officers and directors from and against any and all claims, losses damages, judgments, costs or expenses (including without limitation attorneys' fees) arising out of (i) incidents occurring at the Sandy Hook Terminal including, but not limited to, incidents occurring on, at or in the Facilities or any and all parking areas, roads, ramps, docks, platforms, etc. located at the Sandy Hook Terminal, (ii) any breach by the Marina of its representations, warranties or covenants or (iii) the negligence or misconduct of the Marina or the Marina's agents or employees.

     Section 9.  Taxes
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     The Marina shall be liable for any local, state and/or federal sales, use or other taxes (except for income and corporate excise taxes imposed upon the Fast Ferry) resulting from the use and operation of the Vessel by Fast Ferry, and Fast Ferry shall be entitled to request proof of payment by the Marina of any applicable taxes.

     Section 10.  Miscellaneous
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     (a) Quiet Enjoyment.  The Marina covenants that Fast Ferry shall quietly
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enjoy, in accordance with the terms hereof, use of the Facilities, without interference by the Marina or by any person lawfully claiming by or through the Marina.

     (b) Excusable Delays.  The time for Fast Ferry or the Marina to perform any
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of their respective obligations hereunder shall be reasonable extended if and to the extent that the performance thereof shall be prevented or delayed due to any strikes, lockouts, civil commotions, warlike operations, invasions, rebellions, hostilities, military or inability to obtain labor or materials despite due diligence, acts of God or other causes beyond the reasonable control of the party whose performance is required.

     (c) Assignment.  Neither party may assign or transfer any of its respective
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rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. This agreement shall be binding on the heirs, successors and/or assignees of either party.

     (d) Notices.  All notices required under the terms and provisions hereof
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shall be in writing, shall be sent to Fast Ferry or the Marina at their respective addresses set forth below (or such other addresses as the parties may designate from time to time in writing) and, except as

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otherwise provided herein, such notice shall become effective upon the earlier of actual receipt or the fifth day following the date such notice is sent:

          If to Fast Ferry:

               New York Fast Ferry Services, Inc.
               311 E. Boston Post Road
               Mamaroneck, New York 10543
               ph. (914) 698 5927
               fax (914) 777 7349

          If to the Marina:

               Prospect Fast Ferry, Inc.
               1 Willow Street
               Highlands, New Jersey 07747
               ph. (732) 872 1450
               fax (732) 872 1793

     (e) Time is of the Essence.  Time and strict and punctual performance are
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the essence with respect to each provision of this Agreement.

     (f) Best Efforts.  The parties hereto agree to use their best efforts to
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comply with each and every term and condition contained in this agreement.

     (g) Entire Agreement; Modification or Revision.  This Agreement is intended
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to be a complete and exclusive statement of the terms of the agreement of the parties hereto, and this Agreement supersedes any prior or contemporaneous agreements, whether oral or in writing. Neither this Agreement nor any term of this Agreement may be modified, rescinded, changed, waived, discharged or terminated except by a writing signed by the patty to be charged. The Marina and Fast Ferry acknowledge their agreement to the provision of this Section 10
(f) by their signatures below.

     (h) Article Headings and Captions.  All section headings and captions used
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in this Agreement are for convenient reference and shall not affect the interpretation of this Agreement.

     (i) Jurisdiction; Governing Law.  The rights and obligations of the parties
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under this Agreement shall be governed by and construed in accordance with the laws of the state of New York. All disputes arising in connection with the Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by three independent arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York. Each party irrevocably consents to the service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such party at its address as such party may designate from time to time in writing.

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     (j) Legality of Provisions.  If any provision of this Agreement shall be
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held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                                            IN WITNESS WHEREOF,
the parties hereto have executed this Agreement on the day and year first above written.

                                 New York Fast Ferry Services, Inc.

                                 By /s/John Davis
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                                    Name: John Davis
                                    Title:  President

                                 Prospect Fast Ferry, Inc.

                                 By /s/
                                   ----
                                    Name:
                                    Title:

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